8(1)                       Consent of Freedman, Levy, Kroll & Simonds

Freedman, Levy, Kroll & Simonds

                                   CONSENT OF
                         FREEDMAN, LEVY, KROLL & SIMONDS

     We hereby consent to the reference to our firm under the caption "Legal Matters" in the prospectus contained in Post-Effective Amendment No. 6 to the Form S-6 Registration Statement of Glenbrook Life Variable Life Separate Account A (File No. 333-02581).

                                        /s/ Freedman, Levy, Kroll & Simonds
                                        -----------------------------------
                                        FREEDMAN, LEVY, KROLL & SIMONDS

Washington, D.C.
August 23, 2000



8(2)                       Independent Auditors' Consent

INDEPENDENT AUDITORS' CONSENT


We consent to the use in this Post-Effective Amendment No. 6 to Registration Statement No. 333-02581 of Glenbrook Life Variable Life Separate Account A of Glenbrook Life and Annuity Company on Form S-6 of our report dated February 25, 2000 relating to the financial statements and the related financial statement schedule of Glenbrook Life and Annuity Company, and our report dated March 27, 2000 relating to the financial statements of Glenbrook Life Variable Life
Separate Account A, appearing in the Prospectus, which is part of such Registration Statement, and to the reference to us under the heading "Experts" in such Prospectus.

/s/Deloitte & Touche LLP
Chicago, Illinois
August 23, 2000